UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
STARBUCKS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Starbucks Coffee Company | Shareholder Engagement

Strategic Priorities | Executive Compensation | Corporate Governance | Global Social Impact







This photo was taken before the onset of the COVID-19 pandemic.

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause our actual results to differ materially from these statements and should be considered in conjunction with cautionary statements and risk factor discussions in our filings with the SEC, including Starbucks Annual Report on Form 10-K for the fiscal year ended September 27, 2020, and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2020. Starbucks assumes no obligation to update any of these forward-looking statements or information.

Non-GAAP Financial Measures

Certain non-GAAP measures included in this presentation were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the company's GAAP financial results.

Table of Contents

Responsibly Growing Our Business with Focus and Discipline


STARBUCKS

Building the Brand

Elevate the *Starbucks Experience*	Deliver Relevant Beverage Innovation	Expand Digital Customer Relationships


STARBUCKS

"Growth at Scale"

Accelerate the U.S. and China	Expand Global Reach	Increase Shareholder Returns

Ongoing Growth Model

REVENUE GROWTH[1]	NON-GAAP OPERATING INCOME GROWTH[1]	NON-GAAP EPS GROWTH[1]
8% - 10%	9% - 11%	10% - 12%

Double-Digit Non-GAAP EPS[2] Growth at Scale

(1) Growth range is estimated and applies to FY23 and FY24
(2) Non-GAAP measure. Refer to page 2 of this presentation for our disclosure on the non-GAAP measures included in this presentation.

Executive Compensation


DRIVE
THRU

Fiscal 2020 Pay-for-Performance

Starbucks executive compensation program reflects strong pay-for-performance alignment tied to overall Company results, with the vast majority of pay structured as variable and "at-risk."



president & ceo
Variable/At-Risk
96%
Base Salary Fixed
4%
Annual Incentive
Bonus Target
7%
Long-term
Incentive Target
89%



All other named executive officers (NEOs)
Variable/At-Risk
89%
Base Salary Fixed
11%
Annual Incentive
Bonus Target
15%
Long-term
Incentive Target
74%



Fiscal 2020 Pay-for-Performance

The following generally describes the performance measures applicable to our fiscal 2020 short-term and long-term incentives:

Fiscal 2020 Annual Incentive Bonus Plan

Base ($) X Target Annual Incentive Opportunity (%) X [Adjusted Net Revenue (weighted 40%) + Adjusted Operating Income (weighted 60%)] + [Individual Performance Factor]

weighted 70% | weighted 30%

- Individual Performance Factor (“IPF”) accounts for 30% of the target value
- IPF is assessed against pre-established strategic, operational and leadership goals as well as retrospective review

Fiscal 2020 Leadership Stock Plan

Annual EPS Performance Averaged Over 3 Years X 3-yr rTSR vs S&P 500 (upward & downward modifier) + Time-Based RSUs

60% Performance RSUs | 40% Time-Based RSUs

- Time-based Restricted Stock Units (“RSUs”) account for 40% of annual awards, to better balance ownership and retention
- Performance-based RSUs account for the remaining 60% of awards, measured on a three-year performance period with a three-year relative total shareholder return (“rTSR”) modifier in order to further align compensation with shareholder interests

Fiscal 2020 Financial Results Under Incentive Plans

In-line with our emphasis on pay-for-performance against rigorous internal goals, compensation awarded to our NEOs for fiscal 2020 reflected the following financial results:

Annual Incentive Bonus Plan *($ in millions)*

Adjusted Net Revenue $27,771.5 - $28,803.6 Perf. Target Range	$23,472.5	**0%** payout percentage	**Certified Payout: 0%**
Adjusted Operating Income $4,668.8 - $5,152.6 Perf. Target Range	$1,972.0	**0%** payout percentage	

Performance RSUs

	FY19			FY20			FY21		
PRSU Granted 11/14/2018	Min	Target	Max	Min	Target	Max	Min	Target	Max
EPS: Goals by Year	$2.465	$2.656	$2.901	$2.891	$3.043	$3.196			
EPS: Actual		$2.731			$1.154				
Payout Result		130%			0%				
TSR Result									

Payout Certified November 2021

	FY20			FY21			FY22		
PRSU Granted 11/13/2019	Min	Target	Max	Min	Target	Max	Min	Target	Max
EPS: Goals by Year	$2.891	$3.043	$3.196						
EPS: Actual		$1.154							
Payout Result		0%							
TSR Result									

Payout Certified November 2022

(1) These financial performance metrics were used in determining (i) payouts of annual incentive bonuses, and (ii) the number of Performance RSUs earned with respect to awards granted in FY19 and FY20. Note that these financial measures differ from the financial measures we otherwise disclose, as these measures are adjusted to exclude the impact of certain non-routine and other items in accordance with the terms of our annual incentive bonuses and our 2005 Long-Term Equity Incentive Plan. Further information regarding these measures and related adjustments is included in the Compensation Discussion & Analysis section of our proxy statement for our 2021 Annual Meeting of Shareholders.



Fiscal 2021 Incentive Plan Design

Annual Incentive Bonus Plan

FY20 Design	Base ($)	X	Target Annual Incentive Opportunity (%)	X	[Net Revenue (weighted 40%) + Operating Income (weighted 60%)] weighted 70% + [Individual Performance Factor] weighted 30%
FY21 Design	Base ($)	X	Target Annual Incentive Opportunity (%)	X	[Net Revenue (weighted 40%) + Operating Income (weighted 60%)] **weighted 50%** + [Individual Performance Factor] **weighted 50%**

Long-Term Incentive Plan

FY20 Design	Annual EPS Performance Averaged Over 3 Years X 3-yr rTSR vs S&P 500 (upward & downward modifier) — 60% Performance RSUs + Time-Based RSUs — 40% Time-Based RSUs
FY21 Design	Annual EPS Performance Averaged Over 3 Years X 3-yr rTSR vs S&P 500 (upward & downward modifier) X **3-yr Representation Modifier (upward & downward modifier)** — 60% Performance RSUs + Time-Based RSUs — 40% Time-Based RSUs

Corporate Governance


1971

Fiscal 2020 Corporate Governance Highlights

Independent Director Nominees*	Full Board Meetings	Frequency of Board Elections
10 of 11	**5**	**Annual**

Mandatory Retirement Age	Board Evaluations	Director Equity Grants
75	**Annually**	**Yes**

**This information has been updated from the 2021 proxy statement, filed with the SEC on January 22, 2021*

Board of Directors

Independent, Diverse and Experienced

Our board brings deep experience, expertise and insights to the important issues facing Starbucks.



Richard E. Allison, Jr.



Rosalind G. Brewer *(1)



Andrew Campion



Mary N. Dillon



Isabel Ge Mahe



Mellody Hobson (Independent Vice Chair) (2)



Kevin R. Johnson *



Jørgen Vig Knudstorp



Satya Nadella



Joshua Cooper Ramo



Clara Shih



Javier G. Teruel



Myron E. Ullman, III (Independent Chair) (2)

** (Green) denotes current Starbucks partner (employee).*

(1) On January 25, 2021, Rosalind (Roz) Brewer informed the Company that she was resigning from the Board effective February 26, 2021. In connection with her resignation, Ms. Brewer has withdrawn as a candidate for re-election as a director at the Annual Meeting.

(2) Myron E. Ullman III, the current Board Chair, has reached the retirement age under our Corporate Governance Principles and Practices, and will not stand for re-election at the Annual Meeting. If re-elected at the Annual Meeting, Mellody Hobson will become the next independent chair of the board, in connection with Mr. Ullman's retirement.

Director Nominees Snapshot**

INDEPENDENCE

Independent	10
Not-Independent	1

DIRECTOR TENURE

0-4 years	5
5-9 years	3
10-14 years	1
15+ years	2

Average Director Tenure: **7.2 years**

DIVERSITY

Female	36%
National Diversity	27%
Ethnic Diversity	45%

Director Self-ID of Race/Ethnicity

- 3 Asian
- 1 Black
- 1 Hispanic or Latinx
- 6 White

AGE DISTRIBUTION

<50 years	3
50-60 years	7
61-70 years	1

Average Age: **53.1**

*** This snapshot information has been updated from the 2021 proxy statement, filed with the SEC on January 22, 2021.*

Board Nominees Skills Matrix*

Starbucks has best-in-class director nominees with a variety of complementary skills necessary to guide and oversee the Company's strategy.

	Industry Experience	Financial/ Capital Allocation Experience	Gender, Ethnic or National Diversity	Brand Marketing Experience	International Operations & Distribution Experience	Sustainability, Governmental & Public Policy Experience	Technology Experience	Human Capital Management Experience	Public Company Board Experience	Senior Leadership Experience
Richard E. Allison, Jr.	✓	✓			✓				✓	✓
Andrew Campion		✓		✓	✓		✓			✓
Mary N. Dillon			✓	✓			✓	✓	✓	✓
Isabel Ge Mahe			✓	✓		✓	✓	✓		✓
Mellody Hobson		✓	✓	✓		✓			✓	✓
Kevin R. Johnson	✓						✓	✓	✓	✓
Jørgen Vig Knudstorp		✓	✓	✓	✓			✓		✓
Satya Nadella			✓		✓		✓	✓	✓	✓
Joshua Cooper Ramo					✓	✓		✓	✓	✓
Clara Shih			✓	✓			✓		✓	✓
Javier G. Teruel	✓	✓	✓	✓	✓					✓

This information has been updated from the 2021 proxy statement, filed with the SEC on January 22, 2021



Governance and Our Board

Robust Corporate Governance Practices

- Independent board chair
- Independent committee members
- Active oversight of the Company's strategy, risk management, sustainability and human capital management and talent development.
- Comprehensive board succession planning process
- Board composition reflects our commitment to inclusion and diversity
- Recently joined the Board Diversity Action Alliance, an initiative taking action to increase the representation of racially and ethnically diverse directors on corporate boards.

Beyond the Boardroom

Extensive orientation program: meeting key leaders of the Company, visiting our stores to engage with store partners and customers first-hand and immersing in our Starbucks culture.

Board Oversight of Strategy

Our board is integral to determining the Company's overall long-term strategy, including our "Growth at Scale" agenda.

Evaluation of Board and Committees

In fiscal 2019, the board established an independent external review process to be conducted every three years, in addition to continuing annual board and committee evaluations.







Global Environmental and Social Impact

People and Planet Positive



Opportunity and Community

Create Opportunities

Compensation & Benefits

- For U.S. eligible partners, **Starbucks benefits package** includes affordable health insurance, 100% college tuition coverage, equity in the form of stock, paid parental leave, backup care, coverage for transgender procedures, reimbursement for certain uncovered fertility services, adoption, and surrogacy expenses, and offer partners 20 no-cost mental health sessions annually.
- In December 2020, Starbucks made one of the most substantial wage investments in our company's history. This included:
  - At least a **10% pay increase** for baristas, shift supervisors and café attendants hired on or before September 14, 2020
  - At least **an 11% pay increase** for tenured partners with three years of continued service
  - **Continued investment** in shift supervisor pay
  - At least a **5% increase** to all starting pay rates

Starbucks College Achievement Plan

- More than **4,800 partners** have graduated with degrees to date, and more than **17,000 partners** are participating in ASU's online degree program

Training & Educational Resources

- Other opportunities include the **Third Place Development** Series, designed to equip retail partners with new tools for reflection and discussion
- Starbucks also offers the 15-course **To Be Welcoming curriculum**, to foster an internal culture of equity and inclusion

Strengthen Communities

Local and Community-Centric Economic Development

- Invest in **17 Community Stores** and **68 military stores,** operate **seven Signing Stores** globally
- Partnered with Community Development Financial Institutions to invest **$10 million** in small-business development loans

Hunger Relief

- In fiscal 2020, rescued unsold food from more than 6,700 U.S. stores, donating more than **8.9 million** meals*
- Operate similar food donation programs in Canada and food waste programs in **14 countries** across EMEA markets

Voting Resources

- Provided resources on **how to vote** for partners and customers and provided partner scheduling to accommodate voting. We also offered free **Lyft Rides** for U.S. partners to travel to the polls or an official ballot drop location to vote

Supplier Diversity & Inclusion

- Since 2000, we have spent nearly **$8 billion** with **diverse suppliers,** with a goal to stimulate economic development in the communities Starbucks serves while delivering high-quality products and services

The Starbucks Foundation

- Since September 2019, more than 8,000 Starbucks partners have participated, resulting in Neighborhood Grants to nearly 2,000 organizations across the U.S. and Canada totaling nearly **$4 million**
- In October 2020, it launched a **$5M**, 2-year initiative focused on supporting nonprofits that serve BIPOC youth
- The Foundation has a goal to empower women and girls in coffee and tea growing communities by 2025

COVID-19 Support

Partner Support

- Started a **$10 million emergency relief fund** for partners in both company-operated and licensed retail store markets around the world
- Provided temporary **service and catastrophe pay** in the early months of the pandemic for U.S. and Canada company-operated retail store partners
- Offered expanded mental health and backup care benefits and food and beverage allowances
- Announced a **COVID-19 Leave of Absence** policy for U.S. partners who preferred to take unpaid leave through March 28, 2021, all while keeping their existing benefits related to mental health, childcare, college education, and discounted food and beverage benefits.
- **Continued to pay health care premiums** in full for partners on the COVID-19 LOA if they were currently enrolled

Community and Farmer Support

- In fiscal 2020, the Foundation contributed more than **$9M** to COVID-19 relief initiatives. Efforts to prevent transmission and protect lives and livelihoods have reached 200,000+ people in coffee and tea communities

Safe and Convenient Customer Experiences

- Developed additional operating procedures to enhance **safety and cleaning protocols**
- Leveraged drive-thru, mobile ordering and delivery channels to maintain physical distancing

**This information has been updated from the 2021 proxy statement, filed with the SEC on January 22, 2021*

Inclusion & Diversity

Culture of Inclusion and Belonging

Current Diversity:



TOTAL BY GENDER
30.8% Male
69.2% Female



PAY EQUITY
100%

100% Pay Equity for women and people of all races performing similar work in the U.S. In 2020 the median pay for women globally is 98.3% of the median for men. The median pay ratio in the U.S. is 100% for Women and Black, Indigenous and People of Color ("BIPOC").



RACE/ETHNICITY
0.1%
53.5%
0.6%
4.7%
26.9%
8%
5.5%
0.6%
0.1%
53.2%
0.6%
4.8%
27.5%
8%
5.1%
0.6%
2.9%
52.9%
1%
2.6%
21.2%
13.8%
4.6%
1.2%
0.3%
65.2%
0.5%
2.6%
7.4%
3.7%
19.2%
0.2%
TOTAL
RETAIL
MANUFACTURING
CORPORATE
American Indian or Alaskan Native
Asian
Black
Hispanic or Latinx
Multiracial
Native Hawaiian or Other Pacific Islander
White
Not Specified

Representation as of 8/23/20, U.S. Partners Only. Totals may not add up to 100 percent due to rounding. Workforce composition metrics are derived from EEO-1 self-identification data. ©2020 Starbucks Coffee Company.

FY21 Commitments:

- Being intentional in cultivating a culture of inclusion, with a focus on partner retention and development.
- Being transparent in our approach to Inclusion and Diversity goal setting and progress.
- Holding ourselves accountable at the highest levels of the organization.

Responsible Coffee

Ensure the sustainable future of coffee for all

Coffee Sourcing

- Since 2015, Starbucks coffee has been verified as approximately 99% ethically sourced as part of C.A.F.E. Practices, our ethical sourcing verification program developed in partnership with Conservation International.
- Committed to **increased** frequency and sample size of third-party inspections – announced and unannounced - over the last year on C.A.F.E. Practices-verified farms
- Continued support for farming communities by investing in **childcare services** and **education** centers with our coffee suppliers through programs in Nicaragua and Guatemala for the 2020-21 harvest season and beyond

Planting Coffee Trees

- Goal: Provide **100 million** coffee trees to farmers by 2025.
- In fiscal 2020 – our fifth year of this program – Starbucks distributed **10 million trees** to farmers in Mexico, Guatemala, and El Salvador
- Launched a new effort in Colombia – in partnership with the Federacion Nacional de Cafeteros de Colombia – to distribute **23 million coffee seedlings** to more than 12,000 C.A.F.E Practices farmers over the next two and a half years

Farmer Support

- Invested nearly **$50 million** in the Starbucks Global Farmer Fund
- The Fund provides loans to coffee farmers to support **coffee tree renovation** and **infrastructure improvements**
- For a second year, Starbucks continued our **Emergency Farmer Relief Fund** – distributing more than $2.8 million to farmers in Guatemala and Nicaragua in fiscal 2020 – to support farmers negatively impacted by low global coffee prices

Digital Traceability

- In fiscal 2020, we launched the new **Starbucks Digital Traceability** tool at https://www.traceability.Starbucks.com
- Customers are able to **engage directly** with their coffee and learn about its bean to cup journey using a convenient mobile web app
- By scanning a bag of Starbucks coffee, customers can discover the **global origin of their beans**, learn how their coffee was roasted and how Starbucks supports its global coffee communities.






Sustainability

*Our multi-decade aspiration is to become **resource positive,** storing more carbon than we emit, replenishing more freshwater than we use and eliminating waste. By embracing a longer-term economic, equitable and planetary value proposition for our company, we will create greater value for all our stakeholders.*

STARBUCKS 2030 TARGETS

50% Reduction
In greenhouse gas emissions in our direct operations and value chain

50% Reduction
In water withdrawal in direct operations and coffee production will be conserved or replenished

50% Reduction
In waste sent to landfills from stores and manufacturing



Expanding **plant based menu options**



Shifting away from single-use to **reusable packaging**



Investing in **regenerative agriculture, reforestation, forest conservation and water replenishment** in our supply chain



Better ways to **manage our waste**



Sustainable stores, including operations, manufacturing and delivery

FY20 Progress

- In July 2020, Starbucks joined the **Transform to Net Zero Coalition** as a founding member to help accelerate achievement of a net-zero carbon economy by 2050.
- We grew our **plant-based menu offerings**, including the launch of oatmilk in China and the Starbucks® Impossible™ Breakfast Sandwich in the U.S.
- In January 2020, we joined the Ellen MacArthur Foundation's **New Plastics Economy Global Commitment**.
- In the U.S. and Canada, we completed the rollout of **strawless lids** as we work to eliminate plastic straws globally by the end of 2021.
- To date, we have more than **740 stores** globally that reflect the Greener Stores framework as we progress toward 10,000 Greener Stores by 2025.
- In early fiscal 2020, the Shanghai Roastery became the first building in Mainland China's food retail industry to be **certified LEED Platinum**.
- Looking ahead, we are developing climate justice criteria to apply to new projects beyond our existing portfolio of **$275 million** in renewable energy commitments and investments.
- More than **28,000 Starbucks partners** around the world have enrolled in the Greener Apron sustainability training program, exceeded our goal of empowering 10,000 partners to be sustainability champions by the end of calendar year 2020.

Board Recommendations

2021 Proxy Voting



2021 Proxy Voting Recommendations

Proposal	Recommendation
Management Proposals	
1. Election of 11 Directors*	**FOR**
2. Advisory resolution to approve our executive officer compensation	**FOR**
3. Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021	**FOR**
Shareholder Proposal	
4. Employee Board Representation	**AGAINST**

**This information has been updated from the 2021 proxy statement, filed with the SEC on January 22, 2021*

OUR **MISSION**

To inspire and nurture the human spirit – one person, one cup and one neighborhood at a time.

OUR **VALUES**

With our partners, our coffee and our customers at our core, we live these values:

Creating a culture of warmth and belonging, where everyone is welcome.

Acting with courage, challenging the status quo and finding new ways to grow our company and each other.

Being present, connecting with transparency, dignity and respect.

Delivering our very best in all we do, holding ourselves accountable for results.

We are performance driven, through the lens of humanity.